Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000	Contact: Marshall Murphy
Arlington, VA 22209	(703) 562-7110
(703) 247-7500	MMurphy@MCGCapital.com
(703) 247-7505 (FAX)
MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS

SECOND QUARTER 2009 RESULTS

ARLINGTON, VA – August 4, 2009 – MCG Capital Corporation (Nasdaq: MCGC) (“MCG” or the “Company”) announced today its financial results for the quarter ended June 30, 2009. MCG will host an investment community conference call today, August 4, 2009 at 10:00 a.m. (Eastern Time). Slides and financial information to be reviewed during the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

HIGHLIGHTS

•

Distributable net operating income, or DNOI, for the quarter ended June 30, 2009 was $10.0 million, or $0.13 per share. DNOI refers to net operating income adjusted for amortization of employee restricted stock awards.

•	Net operating income for the quarter ended June 30, 2009 was $8.2 million, or $0.11 per share.

•	Net loss for the quarter ended June 30, 2009 was $5.9 million, or $0.08 per share.

•	General and administrative expenses for the quarter ended June 30, 2009 included $2.3 million of one time, non-recurring expenses.

•	Net investment loss for the quarter ended June 30, 2009 was $14.0 million, or $0.19 per share which represents approximately 1.3% of MCG’s most recently reported fair value.

•

Since MCG began its monetization initiatives in July 2008, it cumulatively has completed a total of $198.3 million in investment monetizations, including 20 monetizations for $186.7 million, which were completed at 99.7% of their most recently reported fair value, and one distressed sale for $11.6 million, which was completed at 42.3% of its most recently reported fair value.

•

MCG’s ratio of total assets to total borrowings and other senior securities was 206%, as of June 30, 2009, and rose to 209% as of July 29, 2009. MCG also had $34.0 million of unrestricted cash as of July 29, 2009.

OVERVIEW

Today, MCG reported a second quarter 2009 net loss of $5.9 million, or $0.08 per share, which represented a $63.6 million improvement over the net loss of $69.5 million, or $0.96 per share, reported for the comparable period in 2008. This improvement was attributable primarily to a $68.3 million reduction in the net investment loss recognized on the fair value of MCG’s investment portfolio, partially offset by a $4.8 million or 36.9%, decrease in net operating income.

MCG’s revenue for the second quarter of 2009 was $24.7 million, which represents a 20% decrease from the comparable period in 2008. MCG’s reported DNOI of $10.0 million, or $0.13 per share, was down from $14.8 million, or $0.20 per share, from the comparable period in 2008. Net operating income during the second quarter of 2009 decreased 37% to $8.2 million from the comparable period in 2008. The decreases in MCG’s revenues, net operating income and DNOI resulted primarily from a reduction in the average portfolio balance stemming from the Company’s monetization activities, a 190 basis point decrease in average LIBOR, an increase on loans placed on non-accrual status, as well as decreases in MCG’s loan originations and loan fees.

“While current economic conditions remain challenging, our successful monetization activities have allowed us to make significant strides toward improving our liquidity, preserving our capital and reducing our debt obligations,” said Steven F. Tunney, CEO and President. “We are pleased that during the second quarter we were able to monetize $41.8 million of portfolio investments and the negative marks on our investment portfolio have moderated. We are hopeful that our net asset value per share will remain stable for the balance of 2009 and improve along with the rest of the economy in 2010. Moving forward in 2009, we will remain focused on asset monetizations, balance sheet and portfolio management and enhancing shareholder value.”

MCG Capital Corporation

August 4, 2009

During the quarter ended June 30, 2009, MCG successfully completed $41.8 million in monetizations, including four monetizations totaling $30.2 million, which were completed at 97.9% of their most recently reported fair values. MCG also completed a distressed sale of TNR Holdings Corp., or TNR, for $11.6 million, or 42.3% of its most recently reported fair value. MCG sold this asset in response to a steep decline in TNR’s forecasted revenues due to non-renewal of key customer contracts. Subsequent to quarter end, on July 29, 2009, MCG signed a definitive agreement to sell Coastal Sunbelt, LLC for approximately $15.5 million, or 99% of its previously reported fair value. MCG estimates after additional financing, it will receive approximately $15.3 million of cash proceeds from the transaction, which is expected to close in mid-August 2009. MCG will strive to continue monetizing assets opportunistically over the course of the next several quarters; however, the timing of such monetizations depends largely upon future market conditions. The Company is under no contractual or other obligation to monetize assets at specified times, levels or prices.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2009, MCG’s cash and cash equivalents totaled $18.8 million and it had $584.3 million of borrowings (the majority of which was composed of $494.4 million of collateralized non-recourse borrowings), including $10.7 million of borrowings that mature within one year stemming from monetizations in June 2009. During the three months ended June 30, 2009, MCG paid down $46.9 million of outstanding borrowings, including the $31.2 million final paydown of its unsecured revolving line of credit, and $15.7 million in paydowns of other borrowing facilities. As a BDC, MCG is required to meet an asset coverage ratio of total net assets to total borrowings and other senior securities of at least 200% in order to borrow under new or existing borrowing facilities or to distribute dividends to its shareholders. MCG’s asset coverage ratio increased to 206% as of June 30, 2009. By July 29, 2009, cash and cash equivalents totaled $34.0 million and the asset coverage ratio increased to 209%. During the second half of 2009 MCG intends to continue to deleverage its balance sheet and pay only the minimum statutory dividend, which may be as low as zero. In addition, MCG has $28.3 million of funded borrowing capacity available in its SBIC subsidiary that effectively is exempt from the asset coverage ratio requirements. MCG has elected to focus on its existing portfolio and is not yet deploying capital in new investment opportunities.

PORTFOLIO ACTIVITY

The fair value of MCG’s investment portfolio totaled $1.062 billion at June 30, 2009, as compared to $1.115 billion at March 31, 2009. During the second quarter of 2009, MCG originated a $0.4 million preferred equity investment in one existing portfolio company and made $9.6 million of advances, including $5.9 million of paid-in-kind, or PIK, advances and $3.7 million of advances to portfolio companies under revolving and line of credit facilities. Gross payments, reductions and sales of securities during the second quarter of 2009 of $49.8 million were composed of $28.9 million of senior debt, $11.2 million of secured subordinated debt, and $9.7 million of preferred equity.

During the three months ended June 30, 2009, MCG reported net investment losses before loss on extinguishment of debt and income tax benefit of $14.0 million, which are detailed below:

(in thousands) Portfolio Company	Industry	Three months ended June 30, 2009
		Type	Realized (Loss)/Gain	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation	Net (Loss)/ Gain
Total Sleep Holdings, Inc.	Healthcare	Control	$—	$(10,355)	$—	$(10,355)
Intran Media, LLC	Other Media	Control	—	(3,071)	—	(3,071)
VOX Communications Group Holdings, LLC	Broadcasting	Non-affiliate	—	(2,709)	—	(2,709)
National Product Services, Inc.	Business Services	Control	—	(2,195)	—	(2,195)
Avenue Broadband LLC	Cable	Control	—	(1,975)	—	(1,975)
Summit Business Media Intermediate Holding Company, LLC	Information Services	Non-affiliate	—	(1,800)	—	(1,800)
Stratford School Holdings, Inc.	Education	Affiliate	—	(1,017)	—	(1,017)
CEI Holdings Inc.	Cosmetics	Non-affiliate	(3,190)	—	3,179	(11)
Broadview Networks Holdings, Inc.	Communications	Control	—	3,331	—	3,331
JetBroadband Holdings, LLC	Cable	Control	—	2,295	—	2,295
Orbitel Holdings, LLC	Cable	Control	—	1,706	—	1,706
Jenzabar, Inc.	Technology	Non-affiliate	—	1,476	—	1,476
TNR Holdings Corp.	Entertainment	Control	(36,697)	—	36,889	192
Other (< $1 million net gain (loss))			84	(202)	267	149

Total			$(39,803)	$(14,516)	$40,335	$(13,984)

On April 20, 2009, TNR repaid in full its debt together with all accrued interest and MCG concurrently sold its equity interest in TNR for an aggregate $11.6 million in cash. During the quarter ended June 30, 2009, MCG reversed $36.9 million of previously unrealized depreciation and realized a $36.7 million loss on the transaction. During the quarter

MCG Capital Corporation

August 4, 2009

ended June 30, 2009, MCG recorded $10.4 million of unrealized depreciation on Total Sleep Holdings, Inc., primarily resulting from company performance. On April 17, 2009, MCG sold its investment in CEI Holdings, Inc. for $0.7 million, or at approximately 41.2% of its fair value at December 31, 2008, which resulted in a realized loss of $3.2 million and the reversal of $3.2 million of previously recorded unrealized depreciation. The remaining unrealized depreciation shown in the above table resulted predominantly from the performance of certain of the portfolio companies, and, to a lesser extent, the multiples that MCG used to estimate the fair value of the investments.

Conference Call:	Tuesday, August 4, 2009 at 10:00 a.m. Eastern Time
Dial-in Number:	(877) 419-6596 domestic; (719) 325-4860 for international callers (no access code required)
Live Webcast /Replay:	http://investor.mcgcapital.com
Call Replay:	(888) 203-1112 or (719) 457-0820 for international callers – replay pass code #5340761, through August 18, 2009.

MCG Capital Corporation

August 4, 2009

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)	June 30, 2009	December 31, 2008
	(unaudited)
Assets
Cash and cash equivalents	$18,751	$46,149

Cash, securitization accounts	78,696	37,493

Cash, restricted	20,356	979

Investments at fair value
Non-affiliate investments (cost of $598,205 and $605,906, respectively)	557,447	584,336
Affiliate investments (cost of $41,032 and $45,141, respectively)	52,869	56,126
Control investments (cost of $745,811 and $819,076, respectively)	451,190	562,686

Total investments (cost of $1,385,048 and $1,470,123, respectively)	1,061,506	1,203,148

Interest receivable	8,355	8,472

Other assets	16,175	16,193

Total assets	$1,203,839	$1,312,434

Liabilities
Borrowings (maturing within one year of $10,708 and $44,500, respectively)	$584,349	$636,649

Interest payable	3,343	5,367

Other liabilities	10,669	11,507

Total liabilities	598,361	653,523

Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—

Common stock, par value $0.01, authorized 200,000 shares on June 30, 2009 and December 31, 2008, 75,970 issued and outstanding on June 30, 2009 and 76,075 issued and outstanding on December 31, 2008	760	761

Paid-in capital	1,000,632	997,318

Undistributed (distributions in excess of) earnings
Paid-in capital	(162,783)	(162,783)
Other	90,411	90,651

Net unrealized depreciation on investments	(323,542)	(266,975)

Stockholder loans	—	(61)

Total stockholders’ equity	605,478	658,911

Total liabilities and stockholders’ equity	$1,203,839	$1,312,434

Net asset value per common share at end of period	$7.97	$8.66

MCG Capital Corporation

August 4, 2009

MCG Capital Corporation

Consolidated Statements of Operations

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2009	2008	2009	2008
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$16,430	$17,580	$32,097	$37,454
Affiliate investments (5% to 25% owned)	1,127	1,676	2,268	3,549
Control investments (more than 25% owned)	6,871	10,884	16,660	31,536

Total interest and dividend income	24,428	30,140	51,025	72,539

Advisory fees and other income
Non-affiliate investments (less than 5% owned)	21	580	746	933
Control investments (more than 25% owned)	289	380	773	624

Total advisory fees and other income	310	960	1,519	1,557

Total revenue	24,738	31,100	52,544	74,096

Operating expenses
Interest expense	6,315	8,415	12,873	18,715
Employee compensation
Salaries and benefits	2,911	3,386	6,709	9,592
Amortization of employee restricted stock awards	1,787	1,862	3,324	3,604

Total employee compensation	4,698	5,248	10,033	13,196
General and administrative expense	5,552	4,487	9,527	7,969

Total operating expenses	16,565	18,150	32,433	39,880

Net operating income before net investment loss, (loss) gain on extinguishment of debt and income tax (benefit) provision	8,173	12,950	20,111	34,216

Net realized (loss) gain on investments
Non-affiliate investments (less than 5% owned)	(3,106)	125	(3,171)	125
Affiliate investments (5% to 25% owned)	—	(62)	(1,947)	(62)
Control investments (more than 25% owned)	(36,697)	72	(20,432)	272

Total net realized (loss) gain on investments	(39,803)	135	(25,550)	335

Net unrealized appreciation (depreciation) on investments
Non-affiliate investments (less than 5% owned)	561	(2,514)	(19,386)	(12,081)
Affiliate investments (5% to 25% owned)	(765)	150	853	622
Control investments (more than 25% owned)	26,023	(80,059)	(38,232)	(89,762)

Total net unrealized appreciation (depreciation) on investments	25,819	(82,423)	(56,765)	(101,221)

Net investment loss before (loss) gain on extinguishment of debt and income tax (benefit) provision	(13,984)	(82,288)	(82,315)	(100,886)
(Loss) gain on extinguishment of debt	(132)	—	5,143	—
Income tax (benefit) provision	(82)	162	(254)	332

Net loss	$(5,861)	$(69,500)	$(56,807)	$(67,002)

Loss per basic and diluted common share	$(0.08)	$(0.96)	$(0.76)	$(0.96)
Cash distributions declared per common share	$—	$0.27	$—	$0.71
Weighted-average common shares outstanding
Basic	74,592	72,310	74,545	70,126
Diluted	74,592	72,310	74,545	70,126

MCG Capital Corporation

August 4, 2009

MCG Capital Corporation

Consolidated Statements of Cash Flows

(unaudited)

	Six months ended June 30,
(in thousands)	2009	2008
Cash flows from operating activities
Net loss	$(56,807)	$(67,002)
Adjustments to reconcile net loss to net cash provided by operating activities
Investments in portfolio companies	(50,420)	(52,781)
Principal collections related to investment repayments or sales	116,144	85,840

Increase in interest receivable, accrued payment-in-kind interest and dividends	(6,191)	(16,390)
Amortization of restricted stock awards
Employee	3,324	3,604
Non-employee director	81	133
(Increase) decrease in cash - securitization accounts from interest collections	636	196
Depreciation and amortization	2,990	1,617
Unrealized (appreciation) depreciation on stockholder loans	(123)	184
Decrease (increase) in other assets	1,256	(488)
Decrease in other liabilities	(3,060)	(8,820)
Net realized loss (gain) on investments	25,550	(335)
Net change in unrealized depreciation on investments	56,765	101,221
Gain on extinguishment of debt	(5,143)	—

Net cash provided by operating activities	85,002	46,979

Cash flows from financing activities
Net payments on borrowings	(47,157)	(58,060)

(Increase) decrease in cash in securitization and restricted accounts
Securitization accounts for repayment of principal on debt	(41,839)	7,709
Restricted cash	(19,377)	—
Payment of financing costs	(4,119)	(2,305)
Issuance of common stock, net of costs	—	57,107
Distributions paid	—	(57,713)
Repayment of stockholder loans	92	—

Net cash used in financing activities	(112,400)	(53,262)

Decrease in cash and cash equivalents	(27,398)	(6,283)

Cash and cash equivalents
Beginning balance	46,149	23,297

Ending balance	$18,751	$17,014

Supplemental disclosure of cash flow information
Interest paid	$12,593	$19,799
Income taxes paid	197	350
Payment-in-kind interest collected	1,160	4,370
Dividend income collected	5,169	667

MCG Capital Corporation

August 4, 2009

SELECTED FINANCIAL DATA

QUARTERLY OPERATING INFORMATION (unaudited)

(in thousands, except per share amounts)	2008 Q2	2008 Q3	2008 Q4	2009 Q1	2009 Q2
Revenue
Interest and dividend income
Interest income	$26,219	$26,825	$25,982	$24,054	$22,092
Dividend income	2,957	2,750	2,545	1,824	1,702
Loan fee income	964	808	806	719	634

Total interest and dividend income	30,140	30,383	29,333	26,597	24,428
Advisory fees and other income	960	913	640	1,209	310

Total revenue	31,100	31,296	29,973	27,806	24,738

Operating expense
Interest expense	8,415	7,991	8,725	6,558	6,315
Salaries and benefits	3,386	4,081	2,817	3,798	2,911
Amortization of employee restricted stock awards(a)	1,862	1,890	1,467	1,537	1,787
General and administrative(a)	4,487	4,320	4,253	3,975	5,552
Goodwill impairment	—	—	3,851	—	—

Total operating expense	18,150	18,282	21,113	15,868	16,565

Net operating income before net investment losses, gain (loss) on extinguishment of debt and income tax provision (benefit)	12,950	13,014	8,860	11,938	8,173
Net investment losses before gain (loss) on extinguishment of debt and income tax provision (benefit)	(82,288)	(79,724)	(76,991)	(68,331)	(13,984)
Gain (loss) on extinguishment of debt	—	—	11,055	5,275	(132)
Income tax provision (benefit)	162	236	221	(172)	(82)

Net loss	$(69,500)	$(66,946)	$(57,297)	$(50,946)	$(5,861)

Reconciliation of DNOI to net operating income
Net operating income before net investment losses, gain (loss) on extinguishment of debt and income tax provision (benefit)	$12,950	$13,014	$8,860	$11,938	$8,173
Amortization of employee restricted stock awards(a)	1,862	1,890	1,467	1,537	1,787
Goodwill impairment	—	—	3,851	—	—

DNOI(b)	$14,812	$14,904	$14,178	$13,475	$9,960

DNOI per share-weighted average common shares(b) (c)	$0.20	$0.20	$0.19	$0.18	$0.13

Per common share statistics
Weighted-average common shares outstanding(c)	72,310	74,296	74,424	74,498	74,592
Net operating income before net investment losses, gain (loss) on extinguishment of debt and income tax provision (benefit) per common share - basic and diluted(c)	$0.18	$0.18	$0.12	$0.16	$0.11
Loss per common share - basic and diluted(c)	$(0.96)	$(0.90)	$(0.77)	$(0.68)	$(0.08)
Net asset value per common share - period end	$10.31	$9.39	$8.66	$8.02	$7.97
Dividends declared per common share	$0.27	$—	$—	$—	$—

(a)

Q3 2008, Q4 2008, Q1 2009 and Q2 2009 include $865, $332, $3 and $1, respectively, of costs associated with MCG’s restructuring expense, including, $88, $18, $0 and $0, respectively, of costs associated with the amortization of restricted stock awards associated with MCG’s restructuring expense.

(b)

DNOI represents net operating income before investment gains and losses, gain (loss) on extinguishment of debt and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards and impairment of goodwill. MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization and goodwill impairment charges, which represents expenses of the Company but do not require settlement in cash. DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis but rather at investment maturity or when declared. DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

(c)

In accordance with SFAS 128, for the purposes of computing the basic and diluted number of shares, MCG adjusted the number of common shares outstanding prior to April 29, 2008 by a factor of 1.052 to reflect the impact of a bonus element associated with MCG’s rights offering to acquire shares of common stock issued to shareholders on April 29, 2008 (the date that the common stock was issued in conjunction with the stockholders’ rights offering).

MCG Capital Corporation

August 4, 2009

SELECTED FINANCIAL DATA

KEY QUARTERLY STATISTICS (unaudited)

(dollars in thousands)	2008 Q2	2008 Q3	2008 Q4	2009 Q1	2009 Q2
Average quarterly loan portfolio—fair value	$999,942	$925,862	$858,237	$815,620	$785,737
Average quarterly total investment portfolio—fair value	1,514,918	1,412,899	1,290,524	1,197,840	1,106,113
Average quarterly total assets	1,593,656	1,469,584	1,356,785	1,308,567	1,218,843
Average quarterly stockholders’ equity	836,044	778,026	715,497	660,665	607,828
Return on average total assets (trailing 12 months)

Net operating income before net investment losses, gain (loss) on extinguishment of debt and income tax provision (benefit)	5.50%	4.87%	3.73%	3.26%	3.14%
Net loss	(3.07)%	(8.85)%	(12.73)%	(17.08)%	(13.52)%

Return on average equity (trailing 12 months)
Net operating income before net investment losses, gain (loss) on extinguishment of debt and income tax provision (benefit)	10.53%	9.29%	7.12%	6.25%	6.08%
Net loss	(5.88)%	(16.89)%	(24.27)%	(32.72)%	(26.21)%
Yield on average loan portfolio at fair value
Average LIBOR (90-Day)	2.75%	2.91%	2.74%	1.24%	0.85%
Spread to average LIBOR on average yielding loan portfolio at fair value(a)	9.46%	9.75%	10.44%	11.94%	12.01%

	12.21%	12.66%	13.18%	13.18%	12.86%

Impact of fee accelerations of unearned fees on paid/restructured loans	0.09%	0.04%	0.06%	0.06%	0.03%
Impact of non-accrual loans	(1.37)%	(0.83)%	(0.82)%	(0.92)%	(1.29)%

Total yield on average loan portfolio at fair value	10.93%	11.87%	12.42%	12.32%	11.60%

Cost of funds
Average LIBOR	2.75%	2.91%	2.74%	1.24%	0.85%
Spread to average LIBOR excluding amortization of deferred debt issuance costs(a)	1.54%	1.36%	2.30%	2.19%	2.51%
Impact of amortization of deferred debt issuance costs	0.30%	0.39%	0.40%	0.70%	0.80%

Total cost of funds	4.59%	4.66%	5.44%	4.13%	4.16%

Net portfolio yield margin	5.67%	6.20%	6.25%	6.69%	6.48%

Selected period end balance sheet statistics
Total investment portfolio at fair value	$1,431,084	$1,296,469	$1,203,148	$1,114,992	$1,061,506
Total assets	1,506,595	1,386,054	1,312,434	1,255,340	1,203,839
Borrowings	692,975	652,968	636,649	631,245	584,349
Total equity	779,530	714,679	658,911	609,531	605,478
Cash, securitization accounts	29,098	41,083	37,493	41,801	78,696
Debt to equity	88.90%	91.37%	96.62%	103.56%	96.51%
Debt, net of cash, securitization accounts to equity	85.16%	85.62%	90.93%	96.70%	83.51%

Other statistics (at period end)
BDC asset coverage ratio	210%	207%	201%	199%	206%
Number of portfolio companies	77	73	70	71	67
Number of employees	99	74	73	70	68
Loans on non-accrual as a percentage of total debt investments
Fair Value(b)	6.21%	4.24%	4.86%	4.82%	6.23%
Cost	11.73%	10.93%	13.00%	14.53%	19.59%

(a)

The impact due to the timing of the LIBOR resets is included in the spread to average LIBOR. The impact to the yield on average loan portfolio at fair value due to the timing of LIBOR resets for Q2 2008, Q3 2008, Q4 2008, Q1 2009 and Q2 2009 was approximately 0.15%, 0.04%, 0.55%, 0.80% and 0.84%, respectively. The impact to the cost of funds due to the timing of LIBOR resets for Q2 2008, Q3 2008, Q4 2008, Q1 2009 and Q2 2009 was approximately (0.03%), (0.23%), 0.64%, 0.11% and 0.17%, respectively.

(b)

At June 30, 2008, September 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009, the impact of TNR on loans on non-accrual as a percentage of total debt investment at fair value is 3.0%, 0.20%, 0.21%, 0.22% and 0.0%, respectively. The decrease in the impact of TNR on the non-accrual percentage from Q2 2008 to Q3 2008 reflects a restructuring of TNR debt into equity during Q3 2008. TNR was sold in Q2 2009.

MCG Capital Corporation

August 4, 2009

SELECTED FINANCIAL DATA

QUARTERLY INVESTMENT RISK AND CHANGES IN PORTFOLIO COMPOSITION (unaudited)

(dollars in thousands)	2008 Q2	2008 Q3	2008 Q4	2009 Q1	2009 Q2
Investment rating:(a)
IR 1 total investments at fair value(b)	$989,536	$848,115	$719,765	$669,004	$667,117
IR 2 total investments at fair value	195,576	172,376	206,829	179,499	151,933
IR 3 total investments at fair value	219,230	263,988	233,172	232,714	223,080
IR 4 total investments at fair value	11,713	—	32,648	19,257	16,313
IR 5 total investments at fair value	15,029	11,990	10,734	14,518	3,063

IR 1 percentage of total portfolio	69.1%	65.4%	59.8%	60.0%	62.9%
IR 2 percentage of total portfolio	13.7%	13.3%	17.2%	16.1%	14.3%
IR 3 percentage of total portfolio	15.3%	20.4%	19.4%	20.9%	21.0%
IR 4 percentage of total portfolio	0.8%	—	2.7%	1.7%	1.5%
IR 5 percentage of total portfolio	1.1%	0.9%	0.9%	1.3%	0.3%

New investments by security type:
Secured senior debt	$16,263	$10,696	$12,610	$41,778	$3,658
Subordinated debt— Secured	20,572	10,211	7,125	4,076	4,127
Subordinated debt— Unsecured	691	723	(395)	127	130
Preferred equity	2,954	3,766	2,543	6,825	2,102
Common/Common equivalents equity	19	9	1	—	—

Total	$40,499	$25,405	$21,884	$52,806	$10,017

Exits and repayments by security type:
Secured senior debt	$20,705	$46,756	$23,333	$7,777	$28,888
Subordinated debt— Secured	18,908	9,579	16,295	22,171	11,263
Subordinated debt— Unsecured	—	—	—	—	—
Preferred equity	281	13,839	291	42,289	9,660
Common/Common equivalents equity	205	10,831	7	426	—

Total	$40,099	$81,005	$39,926	$72,663	$49,811

Exits and repayments by transaction type:
Scheduled principal amortization	$15,524	$13,762	$13,047	$8,083	$7,772
Loan sales	—	8,000	—	—	—
Principal prepayments	22,362	34,061	25,234	21,500	31,603
Payment of payment-in-kind interest and dividends	2,049	3,363	1,645	5,562	749
Sale of equity investments	164	21,819	—	37,518	9,687

Total	$40,099	$81,005	$39,926	$72,663	$49,811

(a)	MCG uses an investment rating system to characterize and monitor its expected level of returns on each investment in MCG’s portfolio. MCG uses the following 1 to 5 investment rating scale:

Investment Rating
1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

(b)

At June 30, 2008, September 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009, approximately, $543,405; $469,066; $362,917; $316,867 and $316,758, respectively, of MCG’s investments with an investment rating of “1” were loans to companies in which MCG also holds equity securities or for which it has already realized a gain on its equity investment.

MCG Capital Corporation

August 4, 2009

SELECTED FINANCIAL DATA

PORTFOLIO COMPOSITION BY TYPE (unaudited)

(dollars in thousands)	2008 Q2	2008 Q3	2008 Q4	2009 Q1	2009 Q2
Composition of investments at period end, fair value
Secured senior debt	$441,500	$383,493	$428,817	$456,377	$428,576
Subordinated debt
Secured	478,107	453,336	351,425	303,490	283,471
Unsecured	30,613	29,967	28,081	27,823	27,961

Total debt	950,220	866,796	808,323	787,690	740,008

Preferred equity	411,700	369,513	339,576	277,893	270,899
Common/common equivalents equity	69,164	60,160	55,249	49,409	50,599

Total equity	480,864	429,673	394,825	327,302	321,498

Total	$1,431,084	$1,296,469	$1,203,148	$1,114,992	$1,061,506

Percentage of investments at period end, fair value
Secured senior debt	30.9%	29.6%	35.7%	40.9%	40.4%
Subordinated debt
Secured	33.4%	35.0%	29.2%	27.2%	26.7%
Unsecured	2.1%	2.3%	2.3%	2.5%	2.6%

Total debt	66.4%	66.9%	67.2%	70.6%	69.7%

Preferred equity	28.8%	28.5%	28.2%	24.9%	25.5%
Common/common equivalents equity	4.8%	4.6%	4.6%	4.5%	4.8%

Total equity	33.6%	33.1%	32.8%	29.4%	30.3%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

IMPORTANT INFORMATION ABOUT NON-GAAP REFERENCES

References by MCG Capital Corporation to distributable net operating income, or DNOI, refer to net operating income before investment gains and losses, gain (loss) on extinguishment of debt and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards and impairment of goodwill.

The Company’s management uses DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization and impairment of goodwill, which represents expenses of the Company but do not require settlement in cash. DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis but rather at investment maturity or when declared.

The Company believes that providing non-GAAP DNOI and DNOI per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities. DNOI should not be considered as an alternative to, as an indicator of our operating performance, or as a substitute for net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with our reported GAAP results.

ABOUT MCG CAPITAL CORPORATION

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. MCG’s investment objective is to achieve current income and capital gains. Portfolio companies generally use capital provided by MCG to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

MCG Capital Corporation

August 4, 2009

Forward-looking Statements:

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG’s results of operations, including revenues, net operating income, distributable net operating income and general and administrative expenses and the factors that may affect such results; the Company’s current strategic direction, including deleveraging its balance sheet, building its cash position and preserving net asset value through opportunistically monetizing assets; the Company’s ability to enhance shareholder value; the impact of monetization activities on liquidity, capital preservation and debt reduction; the stability of the Company’s net asset value for the balance of 2009 and the improvement of the Company’s net asset value in 2010; the amount, timing and price (relative to fair value) of asset monetizations; the Company’s focus on its existing portfolio and decision to delay deploying capital in new investment opportunities; the cause of unrealized losses; the performance of MCG’s current and former portfolio companies; the Company’s intention to pay only the minimum statutory dividend during the second half of 2009; and general economic factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.